SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20543

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) March 5, 2006

CARRAMERICA REALTY CORPORATION

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

CARRAMERICA REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland Delaware Delaware	1-11706 000-50663 000-22741	52-1796339 20-0882547 52-1976308
(State or other jurisdiction of incorporation or organization)	Commission File Numbers	(I.R.S. Employer Identification Number)

1850 K Street, N.W., Washington, D.C. 20006

(Address or principal executive office) (Zip code)

Registrant’s telephone number, including area code: (202) 729-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CarrAmerica Realty Corporation

CarrAmerica Realty Operating Partnership, L.P.

CarrAmerica Realty, L.P.

Form 8-K

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 5, 2006, CarrAmerica Realty Corporation, a Maryland corporation (the “Company”), CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), Carr Realty Holdings, L.P., a Delaware limited partnership (“CRH”), and CarrAmerica Realty, L.P., a Delaware limited partnership (“CAR”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nantucket Parent LLC, a Delaware limited liability company (“Parent”), Nantucket Acquisition Inc., a Maryland corporation and wholly owned subsidiary of the Parent (“MergerCo”), Nantucket CRH Acquisition L.P., a Delaware limited liability partnership whose general partner is MergerCo (“NCRH Merger Partnership”) and Nantucket CAR Acquisition L.P., a Delaware limited partnership whose general partner is MergerCo (“NCAR Merger Partnership”). Parent, MergerCo, NCRH Merger Partnership and NCAR Merger Partnership (collectively, the “Buyer Parties”) are affiliates of The Blackstone Group (“Blackstone”). The Merger Agreement and the transactions contemplated thereby were approved unanimously by the Company’s Board of Directors.

Pursuant to the Merger Agreement, concurrently at closing, (1) NCRH Merger Partnership will be merged into CRH with CRH continuing as the surviving limited partnership, and (2) NCAR Merger Partnership will be merged into CAR with CAR continuing as the surviving limited partnership (collectively, the “Partnership Mergers”). Immediately after the Partnership Mergers, the Company will be merged into MergerCo with MergerCo continuing as the surviving corporation (the “Company Merger,” and together with the Partnership Mergers, the “Mergers”).

At the effective time of the Partnership Mergers, each unit of limited partnership interest in CRH and CAR, respectively, issued and outstanding immediately prior to the effective time of the applicable merger and not owned by the Company or any of its subsidiaries will be converted automatically into the right to receive $44.75 in cash, without interest; provided, however, in lieu of the cash consideration, each holder of such units that is an accredited investor may elect to exchange such holder’s units for one newly issued 6% Class A preferred unit in CRH or CAR, as applicable.

At the effective time of the Company Merger, (1) each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Company Merger (other than shares owned by the Company and its subsidiaries) will be converted automatically into the right to receive $44.75 in cash, without interest, and (2) each share of 7.5% Series E cumulative redeemable preferred stock of the Company issued and outstanding immediately prior to the effective time of the Company Merger will be converted automatically into the right to receive one share of 7.5% Series E cumulative redeemable preferred stock of MergerCo on substantially the same terms as the Company’s Series E preferred stock. As promptly as practicable following the Company Merger, MergerCo (the surviving corporation in the Company Merger) will liquidate into Parent. In connection therewith, holders of its Series E preferred stock will be paid an amount equal to $25.00 per share plus any then-accrued and unpaid dividends in accordance with the terms of such securities.

Each outstanding option to purchase common stock of the Company under any employee stock option or incentive plan will be cancelled in exchange for the right to receive, for each share of common stock issuable upon exercise of such option, cash in the amount of the difference between $44.75 and the exercise price per share of any such option.

The Company, the Operating Partnership and the Buyer Parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, the Company’s covenant not to, nor to permit the Operating Partnership or any other subsidiary of the Company to, solicit alternative transactions or, subject to certain exceptions, participate in discussions relating to an alternative transaction or furnish non-public information relating to an alternative transaction. The Company will also be permitted to pay its regular quarterly dividend payable with respect to the first quarter of 2006 (currently expected to be a dividend of $0.50 per share), but thereafter will not be permitted to pay dividends to holders of common stock.

The Mergers are subject to customary closing conditions including, among other things, (1) the adoption of the Merger Agreement by the affirmative vote of holders of two-thirds of the outstanding common stock of the Company, (2) the pay off and termination of the Operating Partnership’s credit facility, and (3) the success of the consent solicitations for outstanding senior notes described below (unless called for redemption and paid for or satisfied and discharged). The closing of the Mergers are not subject to a financing condition.

In connection with the Mergers, the Company and the Operating Partnership will use their commercially reasonable efforts to commence tender offers and consent solicitations relating to all of the outstanding aggregate principal amount of the Operating Partnership’s (1) 7.375% notes due in 2007 ($125,000,000 original principal amount); (2) 5.261% notes due in 2007 ($50,000,000 original principal amount); (3) 5.25% notes due in 2007 ($175,000,000 original principal amount); (4) 6.875% notes due in 2008 ($100,000,000 original principal amount); (5) 3.625% notes due in 2009 ($225,000,000 original principal amount); (6) 5.5% notes due in 2010 ($250,000,000 original principal amount); (7) 5.125% notes due in 2011 ($200,000,000 original principal amount); and (8) 7.125% notes due in 2012 ($400,000,000 original principal amount) (collectively, the “Senior Notes”). In the event the Company and the Operating Partnership are unable to obtain the requisite consents with respect to any series of Senior Notes, the Company and the Operating Partnership will, immediately prior to the effective time of the Partnership Mergers, issue an irrevocable notice of optional redemption for all of the then outstanding Senior Notes of such series in accordance with the terms of the applicable indenture governing such series and which shall provide for the satisfaction and discharge of such Senior Notes. Details with respect to the tender offers and consent solicitations will be set forth in tender offer documents.

The Merger Agreement contains certain termination rights for both the Parent, on the one hand, and the Company, on the other, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay a fee of $85 million to Parent, and/or reimburse up to $7.5 million of Parent’s expenses. Under specified circumstances, Parent may be required to reimburse the Company for its out-of-pocket costs and expenses up to $7.5 million.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Change in Control Severance Plan

On March 5, 2006, the Company adopted a Severance Plan (the “Plan”) under which certain employees of the Company and its subsidiaries will be entitled to certain payments under certain circumstances if they are terminated or if they are constructively terminated within two years following the consummation of the Company Merger. Generally, if an employee is terminated without “cause” (as defined in the Plan), or if the employee resigns because the employee, among other reasons, is forced to relocate, has their responsibilities substantially reduced or is not provided with a package of compensation and benefits comparable to their compensation and benefits prior to the Company Merger, the employee will be entitled to certain continued benefits and severance pay in an amount based upon both their time of service and position pay grade with the Company prior to the Company Merger. None of the Company’s named executive officers nor any other employee with a change in control agreement is eligible to participate in the Plan.

Amendment to Change in Control Agreements

The Executive Compensation Committee of the Board and the Board have authorized the Company to amend the Change in Control Employment Agreements (each, an “Agreement”) with Thomas A. Carr, Philip L. Hawkins, Stephen E. Riffee, Karen B. Dorigan and Linda A. Madrid and certain of our other officers to reflect the following: (i) with respect to the Company’s obligation under these Agreements to provide these executives, for a period of time following the Company Merger, with, among other things, incentive opportunities that are not less favorable, in the aggregate, than those provided to the executives before the Company Merger, that such incentive opportunities include any equity-based incentive or the value thereof; and (ii) with respect to the Company’s obligation under these Agreements to provide these executives, upon a termination of their employment without “cause” by the Company or for “good reason” by the executive (each such term as defined in the Agreements), with, among other things, payment of an amount equal to the Company’s contributions to and awards under all incentive, savings and retirement plans, practices, policies and programs applicable generally to the executive before the Company Merger, which would have been made on behalf of the executive if the executive’s employment continued for two years after the date of termination (assuming for this purpose that all benefits are fully vested), that such awards include the value of any equity- based incentive.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that the Company delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its affiliates.

This report is being made in respect of a proposed merger transaction involving the Company and affiliates of Blackstone. In connection with the transaction, the Company will file with the SEC a proxy statement on Schedule 14A and other documents concerning the proposed transaction as soon as practicable. Before making any voting or investment decision, stockholders are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

The final proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at the Company’s Web site, www.carramerica.com, or by contacting Stephen Walsh, Senior Vice President, CarrAmerica Realty Corporation, 1850 K Street, N.W., Washington, D.C. 20006, telephone (202) 729-1764.

CarrAmerica and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding CarrAmerica’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of March 5, 2006, by and among CarrAmerica Realty Corporation, CarrAmerica Realty Operating Partnership, L.P., Carr Realty Holdings, L.P., CarrAmerica Realty, L.P., Nantucket Parent LLC, Nantucket Acquisition Inc., Nantucket CRH Acquisition L.P., and Nantucket CAR Acquisition L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 8, 2006

CARRAMERICA REALTY CORPORATION

By:	/S/ KURT A. HEISTER
Kurt A. Heister Senior Vice President, Controller and Treasurer

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

By: CARRAMERICA REALTY CORPORATION

By:	/S/ KURT A. HEISTER
Kurt A. Heister Senior Vice President, Controller and Treasurer

CARRAMERICA REALTY, L.P.

By: CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

By: CARRAMERICA REALTY CORPORATION

By:	/S/ KURT A. HEISTER
Kurt A. Heister Senior Vice President, Controller and Treasurer

EXHIBIT INDEX

Exhibit Number

2.1	Agreement and Plan of Merger, dated as of March 5, 2006, by and among CarrAmerica Realty Corporation, CarrAmerica Realty Operating Partnership, L.P., Carr Realty Holdings, L.P., CarrAmerica Realty, L.P., Nantucket Parent LLC, Nantucket Acquisition Inc., Nantucket CRH Acquisition L.P., and Nantucket CAR Acquisition L.P.